SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 14, 2002




                        CITIZENS COMMUNICATIONS COMPANY
             (Exact name of Registrant as specified in its charter)


            Delaware                      001-11001              06-0619596
  (State or other jurisdiction          (Commission           (I.R.S. Employer
       of incorporation)                File Number)         Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut 06905
               (Address of Principal Executive Offices) (Zip Code)

                                 (203) 614-5600
               (Registrant's Telephone Number, Including Area Code)



                           No Change Since Last Report
                 ----------------------------------------------
          (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Exhibits

         (c) Exhibits

               99.1 Press Release of Citizens Communications Company released May 14, 2002 announcing earnings for the quarter ended March 31, 2002.

               99.2  Financial and operating data

                                               Citizens Communications
                                               3 High Ridge Park
                                               Stamford, CT 06905
                                               203.614.5600    www.czn.net

FOR IMMEDIATE RELEASE


Contact:  Brigid Smith
          A.V.P., Corporate Communications
          203.614.5042
          bsmith@czn.com

                 Citizens Communications and Electric Lightwave
             Report Financial Results for the First Quarter of 2002

Stamford, Conn., May 14, 2002 - Citizens Communications (NYSE: CZN) and its subsidiary Electric Lightwave, Inc. (ELI) (NASDAQ: ELIX) today each reported financial results for the quarter ended March 31, 2002. The following information should be read in conjunction with the financial statements and footnotes contained in the Form 10-Qs to be filed tomorrow with the Securities and Exchange Commission. Certain terms used in this press release are defined at the end of the release.

For the first quarter of 2002 consolidated revenue was $679.3 million; operating income from continuing operations was $100.4 million; Adjusted EBITDA from continuing operations was $290.2 million; capital expenditures totaled $69.6 million; Free Cash Flow was $208.9 million; consolidated net income was $83.2 million; free cash flow per share was 75 cents and net income per share was 30 cents.

Citizens' consolidated results for the first quarter of 2002 include a $309.2 million pre-tax gain on the sale of the company's water utilities; a non-cash write off of ELI's goodwill of $39.8 million; the write down of Global Crossing receivables of $7.8 million as a result of Global Crossing filing for bankruptcy; a non-cash charge of $49.7 million resulting from the decline in value of the company's investment in Adelphia Communications; and restructuring and other expenses of $3.9 million related to the company's closing of its Sacramento call center and its operations support center in Plano, Texas.

Telecommunications - Incumbent Local Exchange Carrier Segment ("ILEC Segment") First quarter 2002 revenue from the company's ILEC Segment was $508.0 million, up $220.7 million or 77 percent from $287.3 million in the first quarter of 2001. The June 2001 acquisition of Frontier accounted for $207.2 million of the increase. Excluding the impact of the Frontier acquisition, the revenue increase was $13.5 million or five percent above the first quarter of 2001, primarily related to continued increases in penetration of enhanced services and data products.

Access lines at March 31, 2002 totaled 2,478,600, a 79 percent increase from 1,387,300 lines at March 31, 2001. Excluding the impact of the Frontier acquisition, access lines were unchanged from March 31, 2001. In addition to its access line count, the company added more than 11,000 DSL subscribers during the first quarter, compared to virtually no additions during the start up phase in the first quarter of 2001. The company continues to see accelerated growth in DSL lines as first quarter net additions of 11,000 subscribers exceeded fourth quarter net additions of 9,100 subscribers by 21 percent.

Adjusted EBITDA for the first quarter of 2002 was $264.3 million, an increase of $115.3 million or 77 percent compared to the year-ago quarter. The Company's Adjusted EBITDA margin continues to improve ahead of targets. Sequentially Adjusted EBITDA increased $10.4 million from the fourth quarter of 2001 and the Adjusted EBITDA margin increased to 52 percent as compared to 49.7 percent in the fourth quarter of 2001. These margins reflect an ongoing focus on execution, ongoing success in the integration of Frontier and the efficiencies achieved from the combination.

ILEC Segment operating income was $92.2 million, up 47 percent from $62.7 million in the first quarter of 2001. Operating income for the first quarter of 2002 reflects charges of $13.8 million and accelerated depreciation of $11.9 resulting from the closing of the company's facilities in Plano, Texas, and Sacramento, and operating income for the first quarter of 2001 reflects $5.5 million of acquisition assimilation expenses associated with our completed acquisitions.

For the 2002 quarter the ILEC Segment had capital expenditures of $55.8 million compared to $76.6 million of capital expenditures for the quarter ended March 31, 2001. This decrease relates principally to increased scrutiny of discretionary capital projects in the current economic environment as well as to normal first quarter seasonality.

Free cash flow for the 2002 quarter was $194.7 million versus $78.1 million in the fourth quarter of 2001 and $72.5 million in the year ago quarter. The increase in Free Cash Flow was related to the increase in EBITDA and the decline in capital expenditures described above.

Competitive Local Exchange Carrier Segment;  Electric  Lightwave,  Inc. (NASDAQ:
ELIX) 2002 first-quarter revenue from ELI totaled $48.2 million, operating loss was $17.2 million, EBITDA was $2.5 million, and capital expenditures were $4.2 million. EBITDA includes the effect of a $2.1 million one-time favorable item.

ELI's Class A Common Stock is currently traded on the Nasdaq National Market System, but does not meet minimum bid price and market value of public float requirements for continued listing. The stock is expected to be delisted from the Nasdaq National Market in the near future.

Public Services Segment
The gas and electric segments accounted for $124.1 million of first-quarter 2002
consolidated  revenue,   $25.2  million  in  EBITDA,  $9.6  million  of  capital
expenditures and $15.7 million of free cash flow.

EBITDA is operating income plus depreciation and amortization. Adjusted EBITDA is EBITDA plus the write down of Global Crossing receivables and restructuring expenses. Free cash flow is EBITDA less capital expenditures. EBITDA is a measure commonly used to analyze companies on the basis of operating performance. EBITDA is not a measure of financial performance nor is it an alternative to cash flow as a measure of liquidity and may not be comparable to similarly titled measures of other companies.

About Citizens  Communications
Citizens Communications serves 2.5 million access lines in 24 states. Citizens owns 85 percent of Electric Lightwave, Inc. (NASDAQ:ELIX), a facilities-based, integrated communications provider that offers a broad range of services to telecommunications-intensive businesses throughout the United States.

This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results because of, but not limited to, changes in the local and overall economy, changes in market conditions for debt and equity securities, the nature and pace of technological changes, the number and effectiveness of competitors in the company's markets, success in overall strategy, changes in legal or regulatory policy, changes in legislation, the company's ability to identify future markets and successfully expand existing ones, the mix of products and services offered in the company's target markets, the effects of acquisitions and dispositions and the ability to effectively integrate businesses acquired. These important factors should be considered in evaluating any statement contained herein and/or made by the company or on its behalf. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

                                TABLES TO FOLLOW


                         Citizens Communications Company
                           Consolidated Financial Data
                                   (unaudited)

                                                                         For the quarter ended
                                                   -------------------------------------------------------------------
                                                                     Mar-02                                    Mar-02
                                                                       vs.                                       vs.
                                                     March 31,       Dec-01      December 31,     March 31,    Mar-01
(Amounts in thousands - except per-share amounts)      2002         % Change         2001           2001     % Change
                                                    ------------   -----------  ------------     ----------- ----------
Income Statement Data
Continuing operations  (1)
  Revenue                                             $ 679,334            2%    $  665,849      $  624,281         9%
  Cost of services                                      128,238            5%       122,271         226,121       -43%
  Other operating expenses (2)                          260,854           -4%       271,073         204,571        28%
  Depreciation and amortization (3)                     178,174          -18%       218,602         105,706        69%
  Write-down of Global Crossing receivables (4)           7,804          -63%        21,200               -       100%
  Restructuring and other expenses (4)                    3,905          -38%         6,325               -       100%
  Operating income                                      100,359          280%        26,378          87,883        14%
  Investment and other income (loss), net               (48,508)          41%       (82,036)          2,784     -1842%
  Interest expense (5)                                  123,603            1%       122,845          63,005        96%
  Income tax expense (benefit)                          (26,942)          58%       (63,988)          9,047      -398%
  Income (loss) from continuing operations before
  cumulative effect of change in accounting principle   (44,810)          61%      (114,515)         18,615      -341%
Income from discontinued operations, net of tax          (1,478)        -124%         6,200           1,108      -233%
Gain on disposal of water segment, net of tax           169,326          100%             -               -       100%
Cumulative effect of change in accounting principle (6) (39,812)         100%             -               -       100%
Net income (loss)                                        83,226          177%      (108,315)         19,723       322%

Other Financial Data
Adjusted EBITDA from continuing operations (7)        $ 290,242            7%    $  272,505      $  193,589        50%
Total cash capital expenditures                          69,599          -61%       180,234         113,969       -39%

Total assets                                         10,233,610           -3%    10,553,600       6,811,703        50%
Assets held for sale                                  1,103,657            0%     1,107,937       1,222,773       -10%

Long-term debt (8)                                    5,453,053           -1%     5,534,906       2,981,496        83%

Total debt (8)                                        5,914,115           -2%     6,018,812       3,162,711        87%
  Less: Cash and short-term investments                 972,751          351%       215,869          34,078      2754%
Net debt                                              4,941,364          -15%     5,802,943       3,128,633        58%

Net debt to current quarter annualized Adjusted
  EBITDA                                                    4.3          -19%           5.3             4.0         8%
Interest coverage (8)                                       2.5            4%           2.4             3.1       -19%
Free cash flow (9)                                    $ 208,934          223%    $   64,746      $   79,620       162%

Shares of common stock outstanding                      281,641            0%       281,289         263,369         7%
Weighted average shares outstanding                     280,257            0%       279,675         262,190         7%

Per-Share Data (10)
Income from continuing operations per common share
  before cumulative effect of change in accounting
  principle                                           $   (0.16)          61%    $    (0.41)     $     0.07      -329%
Net income per common share                           $    0.30          177%    $    (0.39)     $     0.08       275%
Free cash flow per common share (9)                   $    0.75          226%    $     0.23      $     0.30       150%


(1) Includes our Incumbent Local Exchange Carrier (ILEC), Electric Lightwave, Inc. (ELI) (our Competitive Local Exchange Carrier) and our natural gas and electric businesses. The natural gas and electric businesses are presented in continuing operations in the selected income statement data and as assets held for sale in the balance sheet data.
     Continuing operations reflect the elimination of intercompany transactions (see segment footnote in the SEC Form 10-Q).
(2) Other operating expenses includes $3,715,000 and $5,484,000 of acquisition assimilation expenses for the quarters ended December 31, 2001 and March 31, 2001, respectively. These expenses are associated with our completed acquisitions.
(3) Includes $33,977,000 and $10,352,000 of goodwill amortization for the quarters ended December 31, 2001 and March 31, 2001, respectively. Amortization of goodwill ceased on January 1, 2002 in accordance with statement of Financial Accounting Standards No.142.
(4) Represents the write-down of the net realizable value of Global Crossing receivables as a result of Global's filing for bankruptcy. See footnote 6 in the SEC 10-Q Form for an explanation of restructuring and other expenses.
(5)  Includes $1,553,000 of convertible preferred dividends for each quarter.
(6) As a result of ELI's adoption of Statement of Financial Accounting Standards No. 142, we recognized a transitional impairment loss, (the write-off of ELI's goodwill) as a cumulative effect of a change in accounting principle in the first quarter of 2002.
(7) Adjusted EBITDA is operating income plus depreciation and amortization, the Global Crossing write-down and restructuring and other expenses. Adjusted EBITDA is a measure commonly used to analyze companies on the basis of operating performance. It is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance nor an alternative to cash flow as a measure of liquidity and may not be comparable to similarly titled measures of other companies (see segment footnote in the SEC Form 10-Q).
(8) Excludes equity units of $460,000,000 for December 31, 2001 and March 31, 2002 and related interest expense. Total debt includes current portion of long term debt.
(9) Free cash flow is operating income plus depreciation and amortization minus cash capital expenditures excluding changes in working capital, cash income taxes for the period and interest expense.
(10) Calculated based on weighted average shares outstanding.

                         Citizens Communications Company
                     Financial and Operating Data by Service


                                                                                   For the quarter ended
                                                       -----------------------------------------------------------------------------
                                                                          Mar-02                                            Mar-02
                                                                           vs.                                               vs.
(Dollars in thousands, except operating data)            March 31,        Dec-01      December 31,        March 31,         Mar-01
ILEC                                                       2002          % Change         2001              2001           % Change
                                                       --------------   -----------  ---------------    --------------    ----------

Select Income Statement Data
Revenue
      Network access services                              $ 189,787           -2%        $ 193,092         $ 132,399        43%
      Local network services                                 190,820           -1%          191,860           100,691        90%
      Long distance and data services                         73,679            1%           73,130            30,607       141%
      Directory services                                      26,244            3%           25,433            10,690       146%
      Other                                                   27,501            1%           27,203            12,957       112%
Total revenue                                                508,031           -1%          510,718           287,344        77%
      Network access expense                                  43,086          -11%           48,414            17,297       149%
      Other operating expenses (1)                           200,625           -4%          208,389           120,999        66%
      Depreciation and amortization (2)                      158,290          -20%          197,570            86,377        83%
      Restructuring and other expenses (3)                     6,005          180%            2,146                 -       100%
      Write-down of Global Crossing receivables                7,804          -63%           21,200                 -       100%
Total expense                                                415,810          -13%          477,719           224,673        85%
Operating income                                              92,221          179%           32,999            62,671        47%

Adjusted EBITDA and Capital Expenditure Data
      Adjusted EBITDA (4)                                  $ 264,320            4%        $ 253,915         $ 149,048        77%
      Adjusted EBITDA margin                                     52%            4%              50%               52%         0%
      Cash capital expenditures                               55,769          -63%          152,509            76,582       -27%
      Segment free cash flow (5)                           $ 194,742          149%        $  78,060         $  72,466       169%

Operating Data
      Access lines                                         2,478,573            0%        2,481,400         1,387,293        79%
      Switched access minutes of use (in millions)             3,014           -2%            3,083             1,811        66%
      Employees                                                7,387           -7%            7,920             4,274        73%
      Average monthly revenue per average line             $   68.28            0%        $   68.48         $   69.46        -2%

(1) Other operating expenses includes $3,715,000 and $5,484,000 of acquisition assimilation expenses for the quarters ended December 31, 2001 and March 31, 2001, respectively. These expenses are associated with our completed acquisitions.
(2) Includes $11,900,000 and $13,200,000 of accelerated depreciation related to the closing of our Plano, Texas administrative facility for the quarters ended March 31, 2002 and December 31, 2001, respectively.
(3) Represents expenses associated with our plan to close our operations support center in Plano, Texas by August 2002 and the closing of our Sacramento Customer Care Center in April 2002. See footnote 6 in the SEC 10-Q Form for an explanation of restructuring and other expenses.
(4) Adjusted EBITDA is operating income plus depreciation and amortization, the Global Crossing write-down and restructuring and other expenses. Adjusted EBITDA is a measure commonly used to analyze companies on the basis of operating performance. It is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance nor an alternative to cash flow as a measure of liquidity and may not be comparable to similarly titled measures of other companies. (see segment footnote in the SEC Form 10-Q).
(5) Segment free cash flow is operating income plus depreciation and amortization less cash capital expenditures.



                         Citizens Communications Company
                     Financial and Operating Data by Service

                                                                               For the quarter ended
                                                  --------------------------------------------------------------------------------
                                                                      Mar-02                                            Mar-02
                                                                        vs.                                               vs.
                                                    March 31,         Dec-01        December 31,        March 31,       Mar-01
(Dollars in thousands, except operating data)          2002          % Change           2001              2001         % Change
                                                  ---------------   ------------   ----------------   --------------  ------------
Electric Lightwave, Inc.

Select Income Statement Data
Revenue
      Network services                                 $  23,787             2%          $  23,372        $  25,768         -8%
      Local telephone services                            12,933           -15%             15,177           21,797        -41%
      Long distance services                               3,082             3%              2,980            3,084          0%
      Data services                                        8,348            -5%              8,790           11,913        -30%
Total revenue                                             48,150            -4%             50,319           62,562        -23%
      Network access expense                              15,694            -5%             16,596           16,731         -6%
      Restructuring expense                               (2,100)         -150%              4,179                -       -100%
      Other operating expenses                            32,084            11%             28,949           42,538        -25%
      Depreciation and amortization                       19,652            -4%             20,375           18,894          4%
Total expense                                             65,330            -7%             70,099           78,163        -16%
Operating loss                                           (17,180)           13%            (19,780)         (15,601)       -10%

Adjusted EBITDA and Capital Expenditure Data
      Adjusted EBITDA (1)                              $   2,472           315%              $ 595        $   3,293        -25%
      Cash capital expenditures                            4,247           -60%             10,683           20,334        -79%
      Segment free cash flow (2)                       $  (1,775)           82%          $ (10,088)       $ (17,041)        90%

Balance Sheet Data
      Total assets                                     $ 846,430            -6%          $ 902,348        $ 928,399         -9%
      Net plant                                          815,478            -2%            832,704          834,395         -2%

Operating Data
      Route miles                                          7,219             7%              6,754            5,924         22%
      Fiber miles                                        362,624             2%            354,083          296,173         22%
      Customers                                            2,247             0%              2,243            2,228          1%
      Employees                                              810            -2%                823            1,031        -21%


(1) Adjusted EBITDA is operating loss plus depreciation and amortization. Adjusted EBITDA is a measure commonly used to analyze companies on the basis of operating performance. It is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance nor an alternative to cash flow as a measure of liquidility and may not be comparable to similarly titled measures of other companies (see segment footnote in the SEC Form 10-Q).
(2)  Segment free cash flow is Adjusted EBITDA less cash capital expenditures.


                         Citizens Communications Company
                     Financial and Operating Data by Service


                                                                           For the quarter ended
                                               ------------------------------------------------------------------------------
                                                                   Mar-02                                          Mar-02
                                                                    vs.                                              vs.
                                                 March 31,         Dec-01       December 31,       March 31,       Mar-01
(Dollars in thousands)                             2002           % Change          2001              2001        % Change
                                               --------------    -----------   ----------------   -------------  ------------
Gas Sector (1)

Select Income Statement Data
Revenue                                            $  71,365            40%          $  51,147       $ 220,515          -68%
Gas purchased                                         43,600            45%             29,996         163,163          -73%
Other operating expenses                              15,793             3%             15,296          28,588          -45%
Depreciation and amortization (2)                         84           -45%                152             150          -44%
Total expense                                         59,477            31%             45,444         191,901          -69%
Operating income                                      11,888           108%              5,703          28,614          -58%

Adjusted EBITDA and Capital Expenditure Data
     Adjusted EBITDA (3)                           $  11,972           104%          $   5,855       $  28,764          -58%
     Cash capital expenditures                         4,379           -45%              7,949           7,407          -41%
     Segment free cash flow (4)                    $   7,593           463%          $  (2,094)      $  21,357          -64%

Balance Sheet Data
     Assets held for sale                          $ 427,160            -3%          $ 441,654       $ 668,445          -36%
     Net plant                                       360,554             2%            354,991         541,943          -33%



(1) Our Louisiana and Colorado gas operations were disposed of by sale on July 2, 2001 and November 30, 2001, respectively. The sale of these operations affects comparability of data presented.
(2) Our gas operations are reported as "held for sale". Accordingly, we ceased to record depreciation expense effective October 1, 2000.
(3) Adjusted EBITDA is operating income plus depreciation and amortization. Adjusted EBITDA is a measure commonly used to analyze companies on the basis of operating performance. It is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance nor an alternative to cash flow as a measure of liquidity and may not be comparable to similarly titled measures of other companies (see segment footnote in the SEC Form 10-Q).
(4)  Segment free cash flow is Adjusted EBITDA less cash capital expenditures.


                         Citizens Communications Company
                     Financial and Operating Data by Service


                                                                              For the quarter ended
                                              --------------------------------------------------------------------------------------
                                                                   Mar-02                                                 Mar-02
                                                                     vs.                                                    vs.
                                                 March 31,         Dec-01        December 31,          March 31,          Mar-01
(Dollars in thousands)                             2002           % Change           2001                2001            % Change
                                              ----------------   ------------   ----------------    ----------------    ------------
Electric Sector

Select Income Statement Data
Revenue                                             $  52,691            -2%          $  53,901           $  54,697         -4%
Electric energy and fuel oil purchased                 26,680            -3%             27,419              29,686        -10%
Other operating expenses                               12,741           -35%             19,455              13,312         -4%
Depreciation and amortization (1)                           -          -100%                299                   -          0%
Total expense                                          39,421           -16%             47,173              42,998         -8%
Operating income                                       13,270            97%              6,728              11,699         13%

Adjusted EBITDA and Capital Expenditure Data
      Adjusted EBITDA (2)                           $  13,270            89%          $   7,027           $  11,699         13%
      Cash capital expenditures                         5,204           -37%              8,276               9,646        -46%
      Segment free cash flow (3)                    $   8,066           746%          $  (1,249)          $   2,053        293%

Balance Sheet Data
      Assets held for sale                          $ 676,497             2%          $ 666,283           $ 554,328         22%
      Net plant                                       456,542             1%            450,662             428,831          6%


(1) Our electric operations are reported as "held for sale". Accordingly, we ceased to record depreciation expense effective January 1, 2001.
(2) Adjusted EBITDA is operating income plus depreciation and amortization. Adjusted EBITDA is a measure commonly used to analyze companies on the basis of operating performance. It is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance nor an alternative to cash flow as a measure of liquidity and may not be comparable to similarly titled measures of other companies (see segment footnote in the SEC Form 10-Q).
(3)  Segment free cash flow is Adjusted EBITDA less cash capital expenditures.

                                   Signature
                                   ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                CITIZENS COMMUNICATIONS COMPANY
                -------------------------------
                         (Registrant)


                  By: /s/ Robert J. Larson
                      -------------------------------------------
                      Robert J. Larson
                      Vice President and Chief Accounting Officer



Date: May 14, 2002